UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 457-1400

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 14, 2020, Cardax, Inc. (the “Company”) entered into a securities purchase agreement with a certain accredited investor for the issuance of a convertible promissory note by the Company in the aggregate principle amount of $500,000 with aggregate gross proceeds of $460,000 as outlined below.

Securities Purchase Agreement

The Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Lender”) for the purchase of a convertible promissory note in the aggregate principle amount of $500,000 (the “Note”). As a commitment fee, the Company issued 10,000 shares of its common stock, par value $0.001 per share (the “Common Stock”) to the Lender. The Purchase Agreement provided that the Company shall use the proceeds from the sale of the Note first for the full repayment the convertible promissory note issued by the Company on March 16, 2020 to the Lender, in the original principal amount of $250,000, and second for working capital and other general corporate purposes.

Convertible Promissory Note

The Company issued the Note to the Lender, which included the following terms:

●	Principal Amount: $500,000, which included an original issue discount of $40,000 and gross proceeds to the Company of $460,000.
●	Issue Date: May 14, 2020
●	Maturity Date: May 14, 2021
●	Interest Rate: 10% per annum
●	Conversion: The Lender may convert any or all obligations of the Note, including any outstanding and unpaid principal amount and interest, into shares of Common Stock at $9.75 per share, subject to customary adjustments for stock splits or similar transactions, for six (6) calendar months following the Issue Date. Thereafter, the Note may be converted at a price per share equal to 70% multiplied by the average of the two (2) lowest trading prices for the Common Stock during the fifteen (15) trading day period prior to the date of conversion, wherein “trading price” means the volume weighted average price of the Common Stock on the OTCQB or applicable trading market. The conversion price is also subject, at the discretion of the Lender, to full ratchet anti-dilution in the event the Company issues any Common Stock at a per share price lower than the conversion price then in effect.
●	Share Reserve: The Company agreed to maintain a reserve of its unissued shares of Common Stock that is not less than five (5) times the number of shares actually issuable under the Note.
●	Beneficial Ownership Limitation: The number of shares of Common Stock that may be issued upon conversion is subject to specified limitations of beneficial ownership that are set forth in Note of 4.99% or, at the option of the Lender, 9.99% of the issued and outstanding shares of Common Stock, which limitations may be decreased or terminated in the sole discretion of the Lender upon 61 days’ notice to the Company.
●	The Company may prepay the Note for six (6) calendar months following the Issue Date, without penalty or premium.

The Purchase Agreement and the Note also included customary representations, warranties, covenants, and events of default.

In connection with this transaction, the Company retained The Benchmark Company, LLC, a registered broker-dealer, as placement agent, for a fee of $25,000.

Definitive Agreements

Forms of the Purchase Agreement and Note are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K. Each such agreement or document has additional customary representations, warranties, and covenants.

The description of the transactions contemplated by these agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement by and among Cardax, Inc. and an Accredited Investor
10.2	Form of Convertible Promissory Note issued by Cardax, Inc. to an Accredited Investor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2020

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull Chief Executive Officer and President